Exhibit 10.44

                              DIANON SYSTEMS, INC.
         CONSULTING AND PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT


         CONSULTING AND PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT ("Agreement") made as of the date indicated herein below, by DIANON Systems, Inc., ("DIANON") and the "Consultant" identified below, for good and valuable consideration, and intending to be legally bound, hereby agree:

1. Consulting Services. In exchange for the Consulting Fee to be paid to Consultant as provided herein, Consultant shall render to DIANON, or to such of DIANON's affiliates or subsidiaries as DIANON shall request, the Consulting Services more particularly described in Attachment 1 hereto. As of the effective date of this Agreement, Consultant shall diligently pursue each of the objectives stated in Attachment 1, and shall provide DIANON with such reasonable summaries, reports, data, publications and other materials relating to the Consulting Services as DIANON may reasonably request. In addition to the Consulting Services specifically set forth in Attachment 1, Consultant shall at all times during the Term of this Agreement, maintain reasonable availability for discussions with, and inquiries from, DIANON's representatives in connection with the Consulting Services, without regard as to whether such Consulting Services are to be performed at the offices of DIANON or at such other locations as the parties may provide. DIANON shall similarly make available to Consultant, representatives of DIANON for the purpose of addressing any inquiries of the Consultant with respect to matters pertaining to the Consulting Services. From time-to-time, DIANON may require that the Consultant travel to locations which are remote from the offices of either DIANON or the Consultant, in which event DIANON shall upon the presentation by Consultant of reasonable substantiation thereof, reimburse Consultant for all reasonable out-of-pocket expenses incurred by Consultant in connection with such travel.

2. Consulting Fee. As full and complete compensation for the Consulting Services, DIANON shall pay to Consultant (subject to any taxes, reductions or other withholdings, as DIANON may be required to make from time-to-time), the Consulting Fee more specifically described in Attachment 2 to this Agreement. The Consulting Fee shall be paid by DIANON at such times, and upon such further conditions as are specifically set forth in said Attachment 2.

3. Confidential and Proprietary Information. Consultant represents and acknowledges that :

(a) During the Term of this Agreement, Consultant may be provided from time-to-time with access to information which is confidential and/or proprietary to DIANON or other parties to whom DIANON is obligated to maintain confidentiality with respect to such information, including without limitation, information which DIANON currently possesses and will in the future possess, that has been or will be created, discovered or developed , or which will become otherwise known to DIANON (including, without limitation, information arising out of the Consulting Services), or in which property rights have been or will be assigned or otherwise conveyed to DIANON , and which information will have actual or economic value in the business in which DIANON is engaged, including by way of illustration, but without limitation, trade secrets, processes, formulae, data, know-how, improvements, inventions, techniques, marketing plans, strategies, budgets, unpublished financial statements, forecasts and customer lists ("Proprietary Information"). The Proprietary Information which the parties currently anticipate will be disclosed to Consultant for the purposes of rendering the Consulting Services is more fully described on Attachment 3 to this Agreement, which may be amended from time-to-time to include such additional information as may be necessary for the completion of the Consulting Services; provided, however, that Attachment 3 shall in no event be deemed to include all of the Proprietary Information to which Consultant may obtain access, or which shall be the subject of Consultant's obligations of non-disclosure hereunder.

(b) All Proprietary Information shall be the sole property of DIANON and its assigns, and DIANON and its assigns shall be the sole owner of all patents, copyrights, trademarks, know-how and other intellectual property rights relating thereto, including any rights which Consultant might otherwise acquire in any Proprietary Information

(c) Consultant shall not without the express written consent of an officer of
DIANON: (i) disclose, permit access to, or use the Proprietary Information, or
(ii) allow it to be used, for its own benefit or the benefit of others, or (iii) analyze, or permit a third-party to analyze, either by abstraction, reverse engineering or any other means, any materials constituting Proprietary Information, but shall in all respects protect the Proprietary Information by using the same degree of care, but no less than a reasonable degree of care, as the Consultant uses to protect its own confidential information; provided, however, that such minimum degree of care shall not constitute a defense by Consultant in the event the Proprietary Information is not kept confidential or is used other than in accordance with this Agreement.

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(d) Consultant's duties hereunder shall apply without regard as to whether the
Proprietary Information is: (a) disclosed by DIANON in writing or marked to indicate that it is confidential at the time of disclosure; or (b) orally disclosed by DIANON and reduced to writing within thirty (30) days; or (c) disclosed in the form of tangible products or materials transmitted to the Consultant. In all events, Consultant shall notify DIANON of any loss or misplacement of Proprietary Information.

(e) Proprietary Information shall not include any information that is (i) approved in writing by the disclosing party for release by the receiving party without restriction; or (ii) that the receiving party is able to demonstrate by signed writing was previously known by the receiving party at the time of disclosure; or (iii) which is currently public knowledge or becomes public knowledge in the future other than through the acts or omissions of the receiving party or (iv) which is lawfully obtained by the receiving party from sources independent of the disclosing party who have lawful rights to disclose such Proprietary and Confidential Information.

(f) Consultant's duties with respect to the Proprietary Information shall apply with respect to any like information of any of DIANON's customers, suppliers, development venturers, licensees, licensors or other parties who may disclose such like information to DIANON or to Consultant in the course of the consultancy hereunder.

(g) In the event Consultant shall engage any person to assist in the provision of the Consulting Services, Consultant shall cause such person(s) to execute an agreement containing similar obligations prior to such person's engagement for such purpose.

(h) In the event Consultant is required by judicial or administrative process to disclose any Proprietary Information, Recipient shall promptly notify DIANON, and shall allow DIANON a reasonable time to oppose such process.

(i) Consultant shall return all Proprietary Information received from or at the request of DIANON, including without limitation, all biomaterials, files, letters, memos, reports, sketches, drawings, laboratory notebooks, or other written or electronically recorded material, except that Consultant may retain in its confidential files, one copy of written Proprietary Information for record purposes only. Such return, shall not constitute a defense to a claim of breach of this Agreement or abrogate the continuing obligations of the Consultant hereunder.

(j) Consultant has not and shall not in the future, disclose any information or other rights of either the Consultant, or of any third-party, which Consultant acquired prior to the date of this Agreement, and which Consultant is not otherwise authorized to disclose.

(k) In the event DIANON believes there has been a breach of security regarding the Proprietary Information, Consultant agrees that DIANON shall have the right to visit the business premises of the Consultant in order to monitor and ensure compliance with the terms of this Agreement.

4. Inventions. Consultant represents and acknowledges that:

(a) Consultant will promptly disclose to DIANON, or any other persons designated by DIANON, all improvements, inventions formulae, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by Consultant, alone or jointly with others, either relating to the subject of the consultancy herein, or which result from the use of any of the premises or materials owned or used under right by DIANON (all of the foregoing being referred to herein as the "Inventions").

(b) All Inventions shall be the sole property of DIANON and its assigns on a "work-for-hire" basis, and DIANON and its assigns shall be the sole owner of all intellectual property rights and other rights in connection therewith.

(c) Consultant hereby assigns to DIANON any rights which Consultant may have or acquire in all Inventions, except to the extent retained by specific provision therefore in one or more of the Attachments hereto, and Consultant agrees to assist DIANON in every appropriate way (but at DIANON's sole expense) to obtain and from time-to-time to enforce, patents, copyrights, trademarks and other rights and protections relating to the Inventions in any and all countries, and to execute all documents for use in applying for and obtaining same, together with any assignments thereof to DIANON or persons designated by DIANON, which obligations shall continue beyond the termination of this Agreement, provided DIANON shall compensate Consultant at a reasonable rate after such termination for the time actually expended by Consultant upon such assistance. In the event

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DIANON is unable, after reasonable effort, to obtain Consultant's signature on any document or documents required to apply for or prosecute any patent, copyright, trademark or other right or protection relating to an Invention, for any reason whatsoever, Consultant hereby irrevocably appoints DIANON and its duly authorized officers and agents as Consultant's agent and attorney-in-fact to execute and file such applications and to do all other necessary lawful and permitted acts to further the prosecution and issuance of patents, copyrights, trademarks or other similar protections, with the same legal force and effect as if executed by Consultant.

(d) This Paragraph 4 does not apply to inventions which: (i) precede the date of this Agreement, or (ii) which do not either relate to the Consulting Services to be provided hereunder, or result from Consultant's use of DIANON's facility, equipment, supplies, or the Proprietary Information.

5. Nonsolicitation. During the Term of this Agreement, and for a period of two
(2) years thereafter, Consultant shall not solicit any employees of DIANON to leave their employ, or offer or cause to be offered, employment to any person who was employed by DIANON at any time during the six (6) month period prior to the termination of this Agreement.

6. Term and Termination. This Agreement shall commence as of the Effective Date set forth above, and shall endure until October 1, 1998, unless earlier terminated: (a) by the mutual written agreement of the parties at any time; (b) upon sixty (60) days written notice from either of the parties for any reason or for no reason; (c) upon the failure of either party to cure any material breach within thirty (30) days written notice from the non-defaulting party advising of such breach; or (d) immediately by DIANON in the event of any breach by Consultant of the nondisclosure or nonsolicitation obligations set forth in this Agreement.

7. Injunctive Remedies. The parties agree that in the event Consultant breaches any of the provisions of Paragraphs 3, 4, or 5, DIANON will suffer immediate and irreparable harm for which money damages will not constitute a full and adequate remedy. Consultant acknowledges that injunctive relief is thereby warranted, and hereby consents to jurisdiction in the United States District Court for the District of Connecticut (or, if the Consultant believes the jurisdictional requirements for such relief in such court are not met, then in the Superior Court of the State of Connecticut at Bridgeport) so that the Court may enter an appropriate injunctive order and such other relief as may be just and proper. Without limitation as to any of the foregoing provisions, Consultant assumes liability for all costs, expenses and damages (including, but not limited to, attorney's fees and investigation costs) arising from any breach of this Agreement by Consultant, including without limitation, unauthorized use or unpermitted disclosure of Proprietary Information to third-parties by officers, agents, attorneys, accountants, or employees of Consultant or any other person to whom Consultant makes known any Proprietary Information. In addition to any and all remedies available to DIANON at law or in equity respecting a breach hereof, Consultant agrees, at its own expense, to take all reasonable measures including but not limited to court proceedings, to restrain any person to whom Consultant has disclosed Proprietary Information from using or disclosing such information in a manner contrary to this Agreement.

8. Nonassignability. This Agreement may not be assigned by the Consultant without the prior written consent of DIANON.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

10. Jury Trial. In the event of any litigation among the parties hereto concerning the subject matter of this Agreement or otherwise, the parties hereby irrevocably waive any right they may now or hereafter possess to a trial by jury.

11. Relationship. The parties do not intend that any employment, agency, joint venture or partnership, relationship shall be created by this Agreement, but that the Consultant shall serve hereunder solely in its capacity as an independent contractor, and that in such capacity, shall have no authority whatsoever to bind DIANON to any agreement, obligation or other liability, without the express written consent of an authorized representative of DIANON in each and every such instance.

12. Entire Agreement. This Agreement, together with the Attachments hereto, contains the entire understanding of the parties, and all prior proposals, discussions, and writings by and between the parties are hereby superseded, and all additions or modifications to this Agreement, including those to any Attachment referred to herein, shall be made in writing and executed by each of the parties.

13. Waiver. No delay or failure on the part of either of the parties in exercising any of its rights or remedies arising pursuant to this Agreement, shall impair any such right or remedy or be construed as a waiver hereunder, and no waiver of any of the obligations of the parties hereunder shall be valid

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unless signed by the party against whom such waiver is sought to be enforced, and then only to the extent expressly provided therein.

14. Severability. In the event that any court or other tribunal of competent jurisdiction holds that any provision of this Agreement is in violation of any applicable law, such provision shall be enforced only to the extent it is not in violation of such law or is not otherwise unenforceable, and all other provisions of this Agreement shall remain in full force and effect.

15. Notices. All notices, demands, requests or other communications that may be, or are required to be given hereunder, shall be in written form and shall be:
(a) personally delivered; (b) mailed by first-class registered or certified mail, return receipt requested, postage prepaid; or (c) sent by facsimile transmission and confirmed by recipient's facsimile transmission report, at the addresses and telephone numbers stated below or submitted by the parties from time-to-time.

16. Counterparts. This Agreement is to be executed in duplicate. Please return one fully executed copy to: DIANON Systems, Inc., 200 Watson Boulevard, Stratford, CT 06497, Attention: Grant Carlson, Director, Technology and Business Development.

17. Publication: DIANON and Consultant must both agree to proceed with any publication/promotion produced by, from or with sponsored by this Agreement.

18.  Attachments.  Attachments     No [ ]   Yes [ ]  If Yes, number of pages: 6




[GRAPHIC OMITTED]


Effective Date
October 1, 1997

DIANON SYSTEMS, INC.
200 Watson Boulevard
Stratford, CT 06497

/s/ Kevin C. Johnson          September 30, 1997
--------------------          ------------------
Authorized Signature          Date

Kevin C. Johnson              President and Chief Executive Officer
----------------              -------------------------------------
Name                          Title


CONSULTANT:  Company/Individual

Jeffrey L. Sklar, MD, Ph.D.
49 Princeton Road
Chestnut Hill, Massachusetts 02167

/s/ Jeffrey Sklar              11/12/97
Authorized Signature           Date

Jeffrey Sklar
Name                           Title

ATTACHMENT 1
SCOPE OF SERVICES FOR JEFFREY L. SKLAR, MD, PH.D.

Delivery of services for molecular diagnosis

ATTACHMENT 2
CONSULTING FEE FOR JEFFREY L. SKLAR, MD, PH.D.

Effective October 1, 1997,

The consulting fee for Dr. Sklar is $5,000 per quarter, Payable at the start of each quarter. The payment schedule is as follows:


         October, 1997     $5,000
         January, 1997     $5,000
         April, 1998       $5,000
         July, 1998        $5,000






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                                                                  Attachment 3

                            CONFIDENTIALITY AGREEMENT

                  CONFIDENTIALITY AGREEMENT, dated as of September 30, 1997, between Jeffrey L. Sklar, MD, PhD and DIANON Systems, Inc. ("DSI"), 200 Watson Boulevard, Stratford, Connecticut 06496, (the "Companies").

                  The parties wish to consider a possible negotiated business combination of the Companies (the "Transaction") and, in connection therewith, the parties hereto agree as follows:

                  1. Nondisclosure of Confidential Information. (a) As used herein, "Evaluation Material" means all data, reports, interpretations, forecasts, records, statements, documents and information of any kind (whether written, electronic or oral) concerning the Company providing such Evaluation Material (the "Delivering Company") or any of its affiliates, which the Delivering Company or any of its directors, officers, employees, agents or representatives (collectively, "Representatives") provides to the other Company (the "Receiving Company") or any of its Representatives; provided, however, that "Evaluation Material" shall not include information that (i) has become generally available to the public other than as a result of a disclosure by the Receiving Company or any of its Representatives, (ii) was available to the Receiving Company on a non-confidential basis prior to its disclosure to the Receiving Company by the Delivering Company or its Representatives, or (iii) has become available to the Receiving Company on a non-confidential basis from a source other than the Delivering Company or its Representatives, provided that such source is not known by the Receiving Company or its Representatives after due inquiry of such source to be bound by a confidentiality agreement with the Delivering Company or its Representatives or otherwise prohibited from transmitting the information to the Receiving Company by a contractual, legal or fiduciary obligation. As used herein, "Transaction Information" means (i) the fact that discussions or negotiations are taking place concerning a possible Transaction or the status thereof, (ii) the fact that this Agreement has been entered into or that information has been furnished by either Company as contemplated hereby and (iii) any of the matters covered by this Agreement. As used herein, "Confidential Information" means the Evaluation Material and the Transaction Information.

                  (b) Except as expressly permitted by the terms hereof, the Receiving Company and its Representatives will not in any manner, directly or indirectly, disclose, in whole or in part, any Confidential Information to any person or use such Confidential Information for any purpose other than the Receiving Company's consideration of the Transaction; provided, however, that Confidential Information may be disclosed to the Receiving Company's Representatives who need to know the Confidential Information for purposes of participation in the Transaction, it being understood that they will be advised by the Receiving Company of the confidential nature of such information and that by receiving such information they are agreeing to be bound by this Agreement. The Receiving Company shall be liable for any breach of this Agreement by its Representatives.

                  (c) Upon written request of the Delivering Company, the written Evaluation Material and all copies thereof (or of portions thereof) in the possession of the Receiving Company and its Representatives will be promptly returned to the Delivery Company or destroyed by Receiving Company. That portion of the Confidential Information in the possession of the Receiving Company and its Representatives not so returned, and oral Confidential Information, will be held by the Receiving Company and kept subject to the terms of this Agreement or destroyed.

                  2. Exceptions to Nondisclosure. (a) In the event that the Receiving Company is requested (by oral questions, interrogatories, requests for information or documents, subpoena, court order, civil investigative demand or other process) to disclose any Confidential Information, which disclosure is not otherwise permitted hereunder, it is agreed that the Receiving Company will provide the Delivering Company with prompt notice of any such request or requirement so that the Delivering Company may seek an appropriate protective order or waive compliance with the provisions of this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Receiving Company is, in the reasonable written opinion of outside counsel for the Receiving Company, compelled to disclose Confidential Information pursuant to such re-quest or else stand liable for contempt or suffer other significant penalty, the Receiving Company may disclose that portion of the Confidential Information which such counsel has advised that the Receiving Company is compelled to disclose as aforesaid. In any event, the Receiving Company will not oppose action by, and will cooperate with, the Delivering Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. All references to the Receiving Company in this paragraph shall be deemed to include the Receiving Company's Representatives.

                  3. Restrictions on Activities. (a) For a period of five years from the date of this Agreement, each Company agrees that it and its affiliates will not (and will not assist or encourage others to) in any manner, directly or indirectly, unless specifically requested in writing in advance by the other Company's Board of Directors (i) acquire, or agree, offer or propose to acquire, from the other Company or any other person, any business or assets of, or securities issued by, the other Company or any right or option to acquire any of the foregoing, (ii) make any proposal or request to the other Company or any of its officers or directors relating, directly or indirectly, to any action referred to in clause (i) of this paragraph or to any modification or waiver of any provision of this Section 3(a) or Section 1(b), (iii) solicit proxies from the other Company's shareholders or seek or propose to influence or control the management or policies of the other Company (or request per-mission to do so),
(iv) enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any of the foregoing or (v) make any public disclosure of any kind with respect to any of the foregoing or take any other action which might reasonably be expected to result in any such public disclosure. Notwithstanding the foregoing, if a tender or exchange offer to acquire voting securities of a Company is made, without the approval of such Company's Board of Directors, by any person other than the other Company or one of its affiliates, which, if consummated, would give such person ownership of at least 45% of the combined voting power of such Company's voting securities, the other Company shall be entitled to submit a proposal to such Company's Board of Directors to acquire the entire Company or to commence a cash tender offer for at least the same number of securities tendered for in such other offer (provided the other Company's tender offer provides for a cash second step merger yielding a blended purchase price per share which is at least equal to the purchase price per share offered in such other offer and in any subsequent second step merger or acquisition transaction if one is proposed in such other offer).

                  (b) Unless otherwise agreed to by the Companies, all (i) communications regarding the Transaction, (ii) requests for additional information, (iii) requests for facility tours or management meetings, and (iv) discussions or questions regarding procedures, will be submitted or directed to the signatories of this agreement.

                  4. No Representations or Warranties. Each Company acknowledges and agrees that neither the Delivering Company nor any of its Representatives makes any representation or warranty as to the accuracy or completeness of the Evaluation Material. Each Company agrees that neither it nor its Representatives shall have any claim against the other Company or any of its Representatives resulting from the use of the Evaluation Material by it or its Representatives.

                  5. U.S. Securities Laws. Each Company acknowledges that it is aware that the United States securities laws prohibit any person who has material, non-public information concerning the other Company or the public sale of the other Company, or a significant portion thereof from purchasing or selling the other Company's securities or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities.

                  6. Equitable Remedies. Each Company agrees that money damages would not be a sufficient remedy for any breach of this Agreement by it or any of its Representatives and that the other Company shall be entitled to specific performance and injunctive or other equitable relief as remedies for any such breach. Moreover, should litigation be necessary to enforce any provision hereof, each Company agrees that, should the other Company prevail, the other Company shall be entitled to recover all costs, including reasonable legal fees. Such remedies shall not be deemed to be the exclusive remedies but shall be in addition to all other remedies available at law or in equity to each Company. Each Company waives, and agrees to use its best efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with any such remedy.

                  7. Consent to Jurisdiction. Each Company hereby irrevocably and unconditionally consents to the nonexclusive jurisdiction of the courts of the State of New York and of the United States of America located in New York City for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. certified mail to its address set forth below its signature to this Agreement shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each Company hereby irrevocably and unconditionally waives any

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objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in New York City and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  8. Miscellaneous. If any of the provisions of this Agreement is not enforceable in whole or in part, the remaining provisions of this Agreement shall not be affected thereby. No failure or delay in exercising any other right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. For purposes of this Agreement, the term "person" shall mean an individual, corporation, partnership, limited liability company, association, trust, governmental entity, any other organization or entity or any group including any of the foregoing, and the terms "group" and "affiliate" shall have the meanings provided under the Securities Exchange Act of 1934, as amended.

                  9. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of without giving effect to its conflict of laws principles or rules.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                                      Very truly yours,

                                      DIANON SYSTEMS, INC.

                                      By     /s/ Kevin C. Johnson
                                             -------------------------------
                                      Name:  Kevin C. Johnson
                                      Title: President and CEO


                                      JEFFREY L. SKLAR

                                      By     /s/ Jeffrey Sklar
                                             -------------------------------
                                             Jeffrey L. Sklar, MD